UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2025

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2025, Reinsurance Group of America, Incorporated (the “Company”) completed the offering of $700 million aggregate principal amount of its 6.650% Fixed-Rate Reset Subordinated Debentures due 2055 (the “Debentures”). The Debentures were issued pursuant to an Indenture, dated as of August 21, 2012 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Tenth Supplemental Indenture, dated as of March 3, 2025, by and between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture as so supplemented, the “Indenture”). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Indenture.

The Debentures are unsecured and subordinated obligations of the Company and rank junior in right of payment upon the Company’s liquidation to all of the Company’s existing and future senior indebtedness (as defined in the Indenture). In addition, the Debentures will (i) be effectively subordinated and junior in right of payment to all of the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, upon the Company’s liquidation, (ii) rank equal in right of payment with the Company’s existing 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and the Company’s existing 7.125% Fixed-Rate Reset Subordinated Debentures due 2052, (iii) rank senior to the Company’s existing Variable Rate Junior Subordinated Debentures due 2065, all on the terms set forth in the Indenture and (iv) be effectively subordinated to all debt and other liabilities of the Company’s subsidiaries.

The Debentures will bear interest (i) from and including the date of original issue to, but excluding, September 15, 2035 (the “First Reset Date”), at the fixed rate of 6.650% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 2.392% to be reset on each Reset Date. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. The Debentures will mature on September 15, 2055.

The Company may redeem the Debentures:

•

in whole at any time or in part from time to time (i) during the three-month period prior to, and including, the First Reset Date and the three-month period prior to, and including, each subsequent Reset Date (each such period, a “Par Call Period”) at a redemption price equal to 100% of the principal amount of the Debentures being redeemed and (ii) on any date that is not within a Par Call Period at a make-whole redemption price; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption;

•

in whole, but not in part, at any time within 90 days of the occurrence of a “Tax Event” or a “Regulatory Capital Event” at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; or

•

in whole, but not in part, at any time within 90 days of the occurrence of a “Rating Agency Event”, at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

If an event of default under the Indenture arising from a default in the payment of interest, principal or premium has occurred and is continuing, the Trustee or the holders of at least 25% in outstanding principal amount of the Debentures will have the right to declare the principal of and accrued but unpaid interest on the Debentures to be due and payable immediately. If an event of default under the Indenture arising from an event of the Company’s bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the Debentures will automatically, and without any declaration or other action on the part of the Trustee or any holder of Debentures, become immediately due and payable.

The public offering price of the Debentures was 100% of the principal amount. The Company received net proceeds (before expenses) of approximately $693 million.

Additional Information

The Debentures were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration Statement No. 333-270548) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 15, 2023. The Company has filed with the SEC a prospectus supplement dated February 26, 2025, together with the accompanying prospectus dated March 15, 2023, relating to the offering and sale of the Debentures (collectively, the “Prospectus”).

As described in the Prospectus, the Company intends to use the net proceeds from the offering of the Debentures for general corporate purposes, including funding its Company’s obligations with respect to the transaction contemplated by the previously announced master transaction agreement entered into by RGA Reinsurance Company, a subsidiary of the Company, with subsidiaries of Equitable Holdings, Inc. (the “Reinsurance Transaction”).

The above description of the Base Indenture, the Supplemental Indenture and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. The Base Indenture is filed as Exhibit 4.1 hereto, the Supplemental Indenture is filed as Exhibit 4.2 hereto and the form of the Debentures is filed as Exhibit 4.3 hereto (incorporated by reference from the Supplemental Indenture) and each such document is hereby incorporated herein by reference.

The Trustee is the Indenture trustee and will be the principal paying agent and registrar for the Debentures. The Company has entered, and from time to time may continue to enter, into banking or other relationships with the Trustee or its affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Debentures and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the offering of the Debentures, the Company entered into an Underwriting Agreement, dated February 26, 2025 (the “Underwriting Agreement”), with BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company issued and sold to the Underwriters the Debentures.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to the Company and our affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company. In addition, certain of the Underwriters or their affiliates are agents and/or lenders under one or more of the Company’s credit facilities, including the Company’s syndicated revolving credit facility, dated as of March 13, 2023. Moreover, Goldman Sachs & Co. LLC acted as exclusive financial advisor to the Company in connection with the Reinsurance Transaction and, as such, may receive customary fees and expenses for such services.

In connection with the offering of the Debentures, the Company is filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-270548): (i) the opinion of the Company’s counsel as to the binding nature of the Debentures, which is attached hereto as Exhibit 5.1, (ii) the opinion of the Company’s counsel as to certain matters of Missouri law with respect to the Debentures, which is attached hereto as Exhibit 5.2, and (iii) the tax opinion of the Company’s counsel, which is attached hereto as Exhibit 8.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated February 26, 2025, among the Company, BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as Representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2012).

4.2	Tenth Supplemental Indenture, dated March 3, 2025, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, regarding the Debentures.

4.3	Form of 6.650% Fixed-Rate Reset Subordinated Debenture due 2055 (incorporated by reference from Exhibit A to the Tenth Supplemental Indenture filed as Exhibit 4.2 hereto).

5.1	Legal Opinion of Bass, Berry & Sims PLC regarding the Debentures.

5.2	Legal Opinion of William L. Hutton, Executive Vice President, General Counsel and Secretary, Reinsurance Group of America, Incorporated, regarding the Debentures.

8.1	Tax Opinion of Bass, Berry & Sims PLC regarding the Debentures.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of William L. Hutton, Executive Vice President, General Counsel and Secretary, Reinsurance Group of America, Incorporated (included in Exhibit 5.2).

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: March 3, 2025	By:	/s/ Axel André
Axel André
Executive Vice President and Chief Financial Officer